UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 28, 2015
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road
Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (919) 716-7000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On July 28, 2015, the Board of Directors of First Citizens BancShares, Inc. ("BancShares") approved an amendment to BancShares' bylaws which changed the jurisdiction of the exclusive forum provision from North Carolina to Delaware. As amended, Article X, Section 8 of the bylaws provides that, unless BancShares consents in writing to another forum, the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the federal district court for the District of Delaware, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of BancShares, (2) any action asserting a claim of breach of a duty owed by any director, officer, other employee or shareholder of BancShares to BancShares or BancShares' shareholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") or as to which the Delaware Corporation Law confers jurisdiction on the Court of Chancery, and (4) any action asserting a claim governed by the internal affairs doctrine.
The bylaw amendment was adopted in response to the recent amendment to the Delaware Corporation Law which provides that no such exclusive forum provision of a Delaware corporation's certificate of incorporation or bylaws may prohibit bringing such claims in the courts of Delaware. Previously, that section of BancShares' bylaws provided that, unless BancShares consented in writing to another forum, the United States District Court for the Eastern District of North Carolina or, if that court lacked jurisdiction, any North Carolina state court that had jurisdiction, would be the sole and exclusive forum for the legal actions described therein.
A copy of BancShares' Amended and Restated Bylaws, as amended as described above, is included as an exhibit to this Report.

Item 9.01. Financial Statements and Exhibits.
The following exhibits are being filed as part as this report:

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws effective July 28, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	July 30, 2015	By: /s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer